UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2015

QUINPARIO ACQUISITION CORP. 2

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36788	47-1347291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12935 N. Forty Drive, Suite 201, St. Louis, MO 63141

(Address of Principal Executive Offices) (Zip Code)

(314) 548-6200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01.	Other Events.

On January 22, 2015, Quinpario Acquisition Corp. 2 (the “Company”) consummated the initial public offering (“IPO”) of 35,000,000 units (“Units”). Each Unit consists of one share of common stock, $.0001 par value per share, and one warrant to purchase one-half of one share of Common Stock. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $350,000,000.

Simultaneously with the consummation of the IPO, the Company consummated the private placement (“Private Placement”) of 18,000,000 warrants (“Private Placement Warrants”) purchased by the Company’s sponsor, Quinpario Partners 2, LLC (the “Sponsor”), at a price of $.50 per Private Placement Warrant, generating total proceeds of $9,000,000.

The Private Placement Warrants are identical to the Warrants sold in the IPO except the Private Placement Warrants will be non-redeemable and may be exercised on a cashless basis, at the holder’s option, in each case so long as they continue to be held by the Sponsor or its permitted transferees. The Sponsor has also agreed not to transfer, assign or sell any of the Private Placement Warrants or underlying securities (except to its permitted transferees) until 30 days after the completion of the IPO.

An audited balance sheet as of January 22, 2015 reflecting receipt of the proceeds received by the Company in connection with the consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the press release issued by the Company announcing consummation of the IPO and Private Placement is included as Exhibit 99.2 to this Current Report on Form 8-K.

Following the closing of the IPO, the underwriters notified the Company that they would not be exercising their over-allotment option. As a result, the Sponsor forfeited an aggregate of 1,312,500 shares so that the Company’s initial stockholders prior to the IPO continue to collectively own 20.0% of the Company’s issued and outstanding shares after the IPO.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

99.1	Audited Balance Sheet.

99.2	Press Release Announcing Consummation of IPO.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2015

QUINPARIO ACQUISITION CORP. 2

By:	/s/ D. John Srivisal
Name: D. John Srivisal
Title: Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description

99.1	Audited Balance Sheet.

99.2	Press Release Announcing Consummation of IPO.

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